UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 9, 2023

CIM Real Estate Finance Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Commission file number 000-54939

Maryland		27-3148022
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
2398 East Camelback Road, 4th Floor
Phoenix,	Arizona	85016
(Address of principal executive offices)		(Zip Code)
	(602)	778-8700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01	Other Events.
Determination of Estimated Per Share NAV
Overview
The board of directors (the “Board”) of CIM Real Estate Finance Trust, Inc. (the “Company”) has approved and established an estimated net asset value (“NAV”) of the Company’s common stock of $6.31 per share based on an estimated market value of the Company’s assets less the estimated market value of the Company’s liabilities, divided by the total number of shares outstanding, as of September 30, 2023. The Board previously determined an estimated per share NAV of the Company’s common stock of $6.57 as of September 30, 2022.
The Company is providing this updated estimated per share NAV to assist broker-dealers in meeting their customer account statement reporting obligations under Financial Industry Regulatory Authority Rule 2231. The updated estimated per share NAV will first appear on stockholder account statements for the quarter ending December 31, 2023. As a result of the updated estimated per share NAV as of September 30, 2023, commencing on November 14, 2023, shares of common stock will be issued in the Company’s distribution reinvestment plan (“DRIP”) for $6.31 per share. Additionally, commencing on November 14, 2023, the updated estimated per share NAV of $6.31 shall serve as the most recent estimated per share NAV for purposes of the Company’s share redemption program.
Process
In determining the estimated per share NAV, the Board considered information and analysis including valuation materials that were provided by Kroll, LLC (“Kroll”), information provided by the Company’s manager, CIM Real Estate Finance Management, LLC (“CMFT Management”), and the estimated per share NAV recommendation made by the Audit Committee of the Board (the “Audit Committee”), consisting entirely of independent directors, in accordance with its charter. Kroll is an independent global valuation advisory and corporate finance consulting firm that specializes in providing real estate valuation services. Upon the approval of the Audit Committee, Kroll was engaged by the Company in September 2023 to provide valuation services, as further described below, to assist the Board in determining the updated per share NAV as of September 30, 2023.
Kroll’s scope of work was conducted in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. Several members of the Kroll engagement team who certified the methodologies and assumptions applied by the Company hold a Member of Appraisal Institute (“MAI”) designation. Kroll (which was formerly known as Duff & Phelps, LLC) was previously engaged by the Company in July 2015, July 2016, December 2016, December 2017, December 2018, December 2019, April 2020, January 2021 and September 2022 to assist the Board in determining the estimated per share NAV of the Company. Kroll had also been engaged by each of Cole Credit Property Trust V, Inc. (“CCPT V”) and Cole Office & Industrial REIT (CCIT III), Inc. (“CCIT III”), which were acquired by the Company in December 2020, to assist their respective board of directors in determining their estimated per share NAV, including by CCPT V in January 2016, December of 2016, 2017, 2018 and 2019 and in April 2020, and by CCIT III in April 2020. In September 2020, Kroll was engaged by the Company to provide assistance with (1) the purchase price allocation related to the mergers of CCIT III and CCPT V into the Company, (2) the valuation of the Company’s condominium units acquired via foreclosure, and (3) the valuation of the Company’s commercial mortgage-backed securities. In January 2023, Kroll was engaged by the Company to provide assistance with the valuation of certain of the Company’s real estate assets collateralized under the Company’s Series 2021-1 mortgage notes. Other than the engagements with CCPT V and CCIT III and the prior engagements with the Company as described herein, Kroll does not have any direct interests in any transaction with the Company or the Company’s manager or its affiliates, and has not performed any other services for the Company or the Company’s manager or its affiliates during the past two years.
The analysis provided by Kroll included a range of NAVs of the Company’s shares, and the Board believes that the use of the “NAV Methodology,” as discussed below, as the primary or sole indicator of value has become widely accepted as a best practice in the valuation of non-listed REIT shares, and therefore the Board determined to use the NAV Methodology in establishing the estimated per share NAV. Based on these considerations, the Audit Committee recommended and the Board established an estimated per share NAV of the Company’s common stock, as of September 30, 2023, of $6.31 per share, which was the approximate mid-point of the $6.22 to $6.41 per share valuation range calculated by Kroll using the NAV Methodology. The valuation was performed in accordance with the provisions of the Institute for Portfolio Alternatives Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs. The Board is ultimately and solely responsible for the establishment of the estimated per share NAV.

Valuation Methodology
In preparing its valuation materials and in reaching its conclusions as to the reasonableness of the methodologies and assumptions used by the Company to value its assets, Kroll, among other things:
•reviewed financial and operating information requested from, or provided by, the Company, including property level cash flow projections for each of the real estate assets;
•researched the market by means of publications and other resources to measure current market conditions, supply and demand factors, and growth patterns and their effect on each of the subject real estate assets;
•reviewed all other assets and liabilities of the Company, including the Company’s senior secured mortgage loans, other senior loans and liquid credit investments, to determine the reasonableness of fair value of such items as of the valuation date;
•discussed the valuations and related adjustments with the relevant members of the Company’s management and investment teams to understand the Company’s expectations and intent with respect to each of the Company’s assets; and
•performed such other analyses and studies, and considered such other factors, as Kroll considered appropriate.
Kroll utilized two approaches pursuant to the NAV Methodology in valuing the Company’s real estate assets that are commonly used in the commercial real estate industry. The following is a summary of the NAV Methodology and the valuation approaches used by Kroll.
NAV Methodology – The NAV Methodology determines the value of the Company by determining the estimated market value of the Company’s entity level assets, including real estate assets and loan investments, and subtracting the market value of its entity level liabilities, including its debt. The materials provided by Kroll to estimate the value of the real estate assets were prepared using discrete estimations of “as is” market valuations for each of the real estate assets in the Company’s portfolio using the income capitalization approach as the primary indicator of value and the sales comparison approach as a secondary approach to value, as discussed in greater detail below. From the aggregate values of the individual real estate assets, Kroll made adjustments to reflect balance sheet assets and liabilities. Kroll also reviewed the Company’s methodology for estimating fair market value of the loan investments and debt and determined that such methodology was reasonable. The resulting amount, which is the estimated NAV of the Company, is divided by the number of shares of common stock outstanding to determine the estimated per share NAV.
Determination of Estimated Market Value of the Company’s Real Estate Assets Under the NAV Methodology
Income Capitalization Approach – The income capitalization approach simulates the reasoning of an investor who views the cash flows that would result from the anticipated revenue and expense on a property throughout its lifetime. The net operating income (“NOI”) developed in Kroll’s analysis is the balance of potential income remaining after vacancy, collection loss and operating expenses. This NOI was then capitalized at an appropriate rate to derive an estimate of value (the “Direct Capitalization Method”) or discounted by an appropriate yield rate over a typical projection period in a discounted cash flow analysis (the “DCF Method”). Thus, two key steps were involved: (1) estimating the NOI applicable to the subject property and (2) choosing appropriate capitalization rates and discount rates.
Kroll utilized the Direct Capitalization Method for all of the single-tenant real estate assets in the Company’s portfolio with greater than eight years of remaining lease term, or with fewer than eight years of remaining lease term but significantly below market fixed rate options that would extend the lease term, and the DCF Method for the real estate assets that are either vacant or with fewer than eight years of remaining lease term that are not expected to exercise a renewal option. Real estate assets that were subject to a sale are held at the disposition sale price.
The following summarizes the range of capitalization rates Kroll used to arrive at the estimated market values of the Company’s real estate assets that were valued using the Direct Capitalization Method:

	Range	Weighted-Average
Overall Capitalization Rate	5.00% - 10.00%	6.75%

The following summarizes the range of terminal capitalization rates, discount rates and implied overall capitalization rates Kroll used to arrive at the estimated market values of the Company’s real estate assets that were valued using the DCF Method:

	Range	Weighted-Average
Terminal Capitalization Rate	6.50% - 10.00%	8.21%
Discount Rate	7.00% - 10.75%	9.10%
Implied Overall Capitalization Rate	6.32% - 14.53%	8.96%
The Board believes that the assumptions employed by Kroll in the income capitalization approach are reasonable and within the ranges used for real estate assets that are similar to the Company’s real estate assets and held by investors with similar expectations to the Company’s investors. However, a change in the assumptions would impact the calculation of the value of the Company’s investments in real estate. For example, assuming all other factors remain unchanged, an increase of 25 basis points in the capitalization rates determined for the real estate assets valued using the Direct Capitalization Method, together with an increase of 25 basis points in the discount rates used for the real estate assets valued using the DCF Method, would result in a decrease of $0.09 per share from the approximate mid-point of Kroll’s valuation range, while a 25 basis point decrease in these rates would result in an increase of $0.10 per share from the approximate mid-point of the valuation range. Further, each of these assumptions could change by more than 25 basis points or not change at all.
Sales Comparison Approach – The sales comparison approach estimates value based on what other purchasers and sellers in the market have agreed to as the price for comparable improved real estate assets. This approach is based upon the principle of substitution, which states that the limits of prices, rents, and rates tend to be set by the prevailing prices, rents, and rates of equally desirable substitutes.
Utilizing the NAV Methodology, including use of the two approaches to value the Company’s real estate assets noted above, and dividing by the approximately 437.3 million shares of the Company’s common stock outstanding on September 30, 2023, the estimated valuation range of real estate assets was $2.74 to $2.93 per share, which resulted in an overall estimated valuation range of $6.22 to $6.41 per share, with a base value or approximate mid-point of $6.31.
Kroll prepared and provided to the Company a report containing, among other information, a range of net asset values for the Company’s common stock as of September 30, 2023 (the “Valuation Report”). On November 3, 2023, the Audit Committee conferred with Kroll regarding the methodologies and assumptions used in the Valuation Report, and discussed the Valuation Report and related issues with the Company’s manager. In determining a recommended per share NAV, the Audit Committee considered the analysis provided by Kroll and the range of values Kroll determined, input from the Company’s manager regarding the nature and characteristics of the real estate assets in the portfolio, the nature, characteristics and method of establishing the fair value of the Company’s senior loan investments and other assets and general real estate market conditions. Based upon this information, on November 9, 2023, the Audit Committee determined to recommend to the Board an estimated per share NAV of $6.31 for its common stock, which was the approximate mid-point of the range of values determined by Kroll. On November 9, 2023, the Board unanimously approved the Audit Committee’s recommendation.
The table below sets forth the calculation of the Company’s estimated per share NAV as of September 30, 2023 (dollars in thousands, except per share values):

	Estimated NAV	Estimated Per Share NAV
Investment in Real Estate Assets	$1,237,990	$2.83
Loans held-for-investment, net (1)	4,144,640	9.48
Investment in unconsolidated entities	110,788	0.25
Commercial mortgage-backed securities	597,615	1.37
Other Assets	684,393	1.57
Total Assets	6,775,426	15.50

Repurchase Facilities, Notes Payable and Credit Facilities (2)	3,951,542	9.04
Other Liabilities	64,855	0.15
Total Liabilities	4,016,397	9.19
Total Estimated Value as of September 30, 2023	$2,759,029	$6.31
Shares Outstanding (in thousands)	437,267
____________________________________
(1)For the loans held-for-investment, net balance, Kroll performed a positive assurance analysis utilizing the fair value estimates provided by the Company as the estimated value for the first mortgage loans, liquid corporate senior loans and corporate senior loans. The estimated values of the Company’s loans held-for-investment, net is equal to the fair values disclosed in Note 3 — Fair Value Measurements in the Company’s Quarterly Report on Form 10-Q for the period ended

September 30, 2023, but does not equal the book value of the loans in accordance with U.S. generally accepted accounting principles (“GAAP”).
(2)Kroll reviewed the Company’s methodology for estimating fair market adjustments to the repurchase facilities, notes payable and credit facilities and determined that the approach was reasonable. The Company estimated the values of the Company’s repurchase facilities, notes payable and credit facilities primarily using a discounted cash flow analysis. The discounted cash flow analysis was based on projected cash flow over the remaining loan terms and management’s estimates of current market interest rates for instruments with similar characteristics, including remaining loan term, loan-to-value ratio and type of collateral.
The table below sets forth the calculation of the Company’s estimated per share NAV as of September 30, 2022 (dollars in thousands, except per share values):

	Estimated NAV	Estimated Per Share NAV
Investment in Real Estate Assets	$2,221,301	$5.08
Loans held-for-investment, net (1)	4,001,767	9.15
Investment in unconsolidated entities	132,375	0.30
Commercial mortgage-backed securities	432,195	0.99
Other Assets	419,606	0.97
Total Assets	7,207,244	16.49

Repurchase Facilities, Notes Payable and Credit Facilities (2)	4,269,981	9.77
Other Liabilities	64,791	0.15
Total Liabilities	4,334,772	9.92
Total Estimated Value as of September 30, 2022	$2,872,472	$6.57
Shares Outstanding (in thousands)	437,263
____________________________________
(1)    For the loans held-for-investment, net balance, Kroll performed a positive assurance analysis utilizing the fair value estimates provided by the Company as the estimated value for the first mortgage loans, liquid corporate senior loans and corporate senior loans. The estimated values of the Company’s loans held-for-investment, net is equal to the fair values disclosed in Note 3 — Fair Value Measurements in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2022, but does not equal the book value of the loans in accordance with GAAP.
(2)    Kroll reviewed the Company’s methodology for estimating fair market adjustments to the repurchase facilities, notes payable and credit facilities and determined that the approach was reasonable. The Company estimated the values of the Company’s repurchase facilities, notes payable and credit facilities primarily using a discounted cash flow analysis. The discounted cash flow analysis was based on projected cash flow over the remaining loan terms and management’s estimates of current market interest rates for instruments with similar characteristics, including remaining loan term, loan-to-value ratio and type of collateral.
Exclusions from Estimated Per Share NAV
The estimated per share NAV recommended by the Audit Committee and approved by the Board does not reflect any “portfolio premium,” nor does it reflect an enterprise value of the Company, which may include a premium or discount to NAV for:
•the size of the Company’s portfolio, as some buyers may pay more for a portfolio compared to prices for individual investments;
•the overall geographic and tenant diversity of the portfolio as a whole;
•the characteristics of the Company’s working capital, leverage, credit facilities and other financial structures where some buyers may ascribe different values based on synergies, cost savings or other attributes;
•certain third-party transaction or other expenses that would be necessary to realize the value;
•services being provided by personnel of CMFT Management under the management agreement and the Company’s potential ability to secure the services of a management team on a long-term basis; or
•the potential difference in per share NAV if the Company were to list its shares of common stock on a national securities exchange.
Limitations of the Estimated Per Share NAV
As with any valuation methodology, the NAV Methodology used by the Board in reaching an estimate of the per share NAV of the Company’s shares is based upon a number of estimates, assumptions, judgments and opinions that may, or may not, prove to be correct. The use of different valuation methods, estimates, assumptions, judgments or opinions may have resulted in significantly different estimates of the per share NAV of the Company’s shares. In addition, the Board’s estimate of the per share NAV is not based on the book values of the Company’s real estate and loans held-for-investment, as determined by generally accepted accounting principles, as the Company’s book value for most real estate and loans held-for-investment is based on the amortized cost of the property or loan, subject to certain adjustments.
Furthermore, in reaching an estimate of the per share NAV of the Company’s shares, the Board did not include a discount for debt that may include a prepayment obligation or a provision precluding assumption of the debt by a third party. In addition, other costs that are likely to be incurred in connection with an appropriate exit strategy, whether that strategy involves a listing of the Company’s shares of common stock on a national securities exchange, a merger of the Company, or a sale of the Company’s portfolio, were not included in the Board’s estimate of the per share NAV of the Company’s shares.
As a result, there can be no assurance that:
•stockholders will be able to realize the estimated per share NAV upon attempting to sell their shares; or
•the Company will be able to achieve, for its stockholders, the estimated per share NAV upon a listing of the Company’s shares of common stock on a national securities exchange, a merger of the Company, or a sale of the Company’s portfolio.
The estimated value of the Company’s assets and liabilities is as of a specific date and such value is expected to fluctuate over time in response to future events, including but not limited to, changes to commercial real estate values, changes in market interest rates for real estate debt, changes in capitalization rates, rental and growth rates, changes in laws or regulations, demographic changes, returns on competing investments, changes in the amount of distributions on the Company’s common stock, repurchases of the Company’s common stock, the proceeds obtained for any common stock or other transactions, local and national economic factors and the factors specified in Part I, Item 1A, Risk Factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and Part II, Item 1A, Risk Factors of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.
While the determination of the most recent estimated per share NAV was conducted with the material assistance of a third-party valuation expert, with respect to asset valuations, the Company is not required to obtain asset-by-asset appraisals prepared by certified independent appraisers, nor must any appraisals conform to formats or standards promulgated by any trade organization. The Company does not intend to release individual property value estimates or any of the data supporting the estimated per share NAV.
Additional Information Regarding Engagement of Kroll
Kroll’s valuation materials were addressed solely to the Company in connection with the approval by the Board of an estimated per share NAV of the common stock of the Company as of September 30, 2023. Kroll’s valuation materials provided to the Company do not constitute a recommendation to purchase or sell any shares of the Company’s common stock or other securities. The estimated per share NAV of the Company’s common stock may vary depending on numerous factors that generally impact the price of securities, the financial condition of the Company and the state of the real estate industry more generally, such as changes in economic or market conditions, changes in interest rates, changes in the supply of and demand for commercial real estate assets and changes in tenants’ financial condition.
In connection with its review, while Kroll reviewed the information supplied or otherwise made available to it by the Company for reasonableness, Kroll assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and did not undertake any duty or responsibility to verify independently any of such information. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Kroll, Kroll assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company, and relied upon the Company to advise Kroll promptly if any information previously provided became inaccurate or was required to be updated during the period of its review.
In preparing its valuation materials, Kroll did not, and was not requested to, solicit third party indications of interest for the Company in connection with possible purchases of the Company’s securities or the acquisition of all or any part of the Company.
In performing its analyses, Kroll made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond Kroll’s control and the control of the Company. The analyses performed by Kroll are not necessarily indicative of actual values, trading values or actual future results of the Company’s common stock that might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. The analyses do not reflect the prices at which the Company’s assets may actually be sold, and such estimates are inherently subject to uncertainty. As stated above, the Board considered other factors in establishing the estimated per share NAV of the Company’s common stock in addition to the materials prepared by Kroll. Consequently, the analyses contained in the Kroll materials should not be viewed as being determinative of the Board’s estimate of the per share NAV of the Company’s common stock.
Kroll’s materials were necessarily based upon market, economic, financial and other circumstances and conditions existing at September 30, 2023, and any material change in such circumstances and conditions may have affected Kroll’s analysis, but Kroll does not have, and has disclaimed, any obligation to update, revise or reaffirm its materials as of any date subsequent to September 30, 2023.
For services rendered in connection with and upon the delivery of its valuation materials, the Company paid Kroll a customary fee. The compensation Kroll received was based on the scope of work and was not contingent on an action or event resulting from analyses, opinions, or conclusions in its valuation materials or from its use. In addition, Kroll’s compensation for completing the valuation was not contingent upon the development or reporting of a predetermined value or direction in value that favors the Company, the amount of the estimated value, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of the valuation materials. The Company also agreed to reimburse Kroll for its expenses incurred in connection with its services, and will indemnify Kroll against certain liabilities arising out of its engagement.
Distribution Reinvestment Plan
Pursuant to the terms of the Company’s DRIP currently in effect, distributions will be reinvested in shares of the Company’s common stock at a price equal to the most recently disclosed estimated per share NAV, as determined by the Board, less the aggregate distributions per share of any net sale proceeds from the sale of one or more of the Company’s assets or other special distributions so designated by the Board. Accordingly, commencing on November 14, 2023, shares of the Company’s common stock issued pursuant to the DRIP will be issued for $6.31 per share, until such time as the Board determines a new estimated per share NAV.
A participant may terminate participation in the DRIP at any time by delivering a written notice to the administrator. To be effective for any monthly distribution, such termination notice must be received by the administrator at least 10 days prior to the last day of the month to which the distribution relates. Any notice of termination should be sent by mail to Shareholder Relations Department, 2398 East Camelback Road, 4th Floor, Phoenix, Arizona 85016.
Stockholders who presently participate in the DRIP do not need to take any action to continue their participation in the DRIP.
Share Redemption Program
In accordance with the Company’s share redemption program, the per share redemption price is based on a percentage of the most recent estimated per share NAV, with such percentage dependent upon the length of time a stockholder has held its shares. As a result of the Board’s determination of an estimated per share NAV of the Company’s shares of common stock, commencing on November 14, 2023, the estimated per share NAV of $6.31 will serve as the most recent estimated per share NAV for purposes of the share redemption program, until such time as the Board determines a new estimated per share NAV.
Forward-Looking Statements
Certain statements contained in this Current Report on Form 8-K, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, the methodology and assumptions used in determining the most recent estimated per share NAV of the Company’s common stock. Kroll relied on forward-looking information, some of which was provided by or on behalf of the Company, in preparing its valuation materials. Therefore, neither such statements nor Kroll’s valuation materials are intended to, nor shall they, serve as a guarantee of the Company’s performance in future periods. You can identify these forward-looking statements by the use of words such as “may,” “will,” “seek,” “expects,” “anticipates,” “believes,” “targets,” “intends,” “should,” “estimates,” “could,” “continue,” “assume,” “projects,” “plans” or similar expressions. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, filed with the SEC. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated per share NAV.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Consent of Kroll, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2023	CIM REAL ESTATE FINANCE TRUST, INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer, Principal Accounting Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)